Exhibit 10.29

DINEEQUITY, INC. 2010 CASH LONG TERM INCENTIVE PLAN (LTIP) FOR COMPANY OFFICERS

1.
Purpose.   The purpose of the DineEquity, Inc. 2010 Cash Long Term Incentive Plan (LTIP) for Company Officers (the “Plan”) is to provide DineEquity, Inc. (the “Company”) with an effective means of attracting, retaining, and motivating Company Officers by linking an annual cash reward to the company's Total Shareholder Return (TSR) as compared to the companies which comprise the Value Line Restaurant Company Index.

2.	Eligibility. Any Officer of the Company is eligible to participate in the Plan.

3.
Administration.   The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). Except as otherwise expressly provided in the Plan, the Committee shall have full power and authority to interpret and administer the Plan, to approve the Eligible Officers and the amounts, types and terms of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan The Committee, in its sole discretion, may, after the date of any award, make certain changes that might adversely affect the rights of a recipient under such award without the consent of the recipient if the Committee determines that such changes are in the best interests of the Company. The determination of the Committee on all matters shall be final and conclusive and binding on the Company and all participants.

4.	Plan Highlights.

•
Plan can pay out from 0% to 200% of target annually based upon DineEquity Total Shareholder Return performance over a rolling 3 year period after the initial cycle, if the plan is continued beyond the 2012 plan year.

•	DineEquity performance is measured relative to the TSR of the Value Line Restaurant Company Index

•	For this initial cycle only, there will be a “phase-in” period where relative TSR performance will be measured and a portion of the award can be earned at the end of Year 2

•	Maximum LTIP cash payout at the end of Year 2 will be “capped” at 50% of target

•	Maximum LTIP cash payout at the end of Year 3 will be capped at 150% of target. The total potential payout is up to 200% of target when you add Year 2 and Year 3

•	Annual renewal of LTIP Cash beyond Year 3 is subject to the approval of the Committee

5.	Awards. Awards may be made by the Committee in such amounts as it shall determine in cash as follows:
Payout Table For Year 2 and Year 3 Only

Example			Year 2 Payout Table1			Year 3 Payout Table1			Total Payout Opportunity
Target Award of:	$100,000		TSR %ile Rank	Payout as a % of Target		TSR %ile Rank	Payout as a % of Target		Year 2 + Year 3
Range of Opportunty	$0 to $200,000		<33rd	—		<33rd	—		—
Award at Threshold	$50,000		33rd	25%		33rd	25%		50%
Award at Maximum	$200,000		50th	50%		50th	50%		100%
			60th	50%		60th	75%		125%
			70th	50%		70th	100%		150%
			80th	50%		80th	150%		200%
			1Points between data shown interpolated on a linear basis

			Payout Examples
			Year 2 TSR	Year 2 Payout as % of Target	Year 2 $ Payout	Year 3 TSR	Year 3 Payout as % of Target	Year 3 $ Payout	Total Payout as % of Target	Total Payout
	Scenarios	A	60th	50%	$50,000	70th	100%	$100,000	150%	$150,000
		B	25th	—%	$—	50th	50%	$50,000	50%	$50,000
		C	80th	50%	$50,000	20th	—%	$—	50%	$50,000

Should the plan extend beyond 3 years, the payout table will be:

Normal Payout Table
TSR % ile Rank	Payout %
< 33rd	—%
33rd	50%
50th	100%
60th	125%
70th	150%
>80th	200%

6.	Adjustments and Reorganizations. The Committee may make such adjustments to awards granted under the Plan as it deems appropriate in the event of changes that impact the Company.
In the event of any merger, reorganization, consolidation, Change in Control, recapitalization, separation, liquidation, stock dividend, stock split, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company the award that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee may deem appropriate.
In the preceding paragraph, “Change in Control” shall be deemed to have occurred if:

a.
any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the effective date of this Plan the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

b.
during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 6) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

c.
the consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

d.	the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

7.
Tax Withholding.   The Company shall have the right to (i) make deductions from any settlement of an award under the Plan in an amount sufficient to satisfy withholding of any federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied.

8.	Expenses. The expenses of administering the Plan shall be borne by the Company.

9.
Amendments.   The Board shall have complete power and authority to amend the Plan, provided that the Board shall not amend the Plan in any manner that requires shareholder approval under applicable law without such approval. No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

10.	Effective Date of the Plan. The Plan was effective on January 1, 2010 the date of its adoption by the Board (the “Effective Date”).

11.
Termination.   The Board may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award.

12.
Other Actions.   Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.